CONFIDENTIAL TREATMENT REQUESTED	Exhibit 10.11(a) Redacted

MASTER PURCHASE AGREEMENT

THIS MASTER PURCHASE AGREEMENT (this “Agreement”), effective as of March 14th, 2002 (the “Effective Date”), is entered into by and between Ericsson Inc., a Delaware corporation (“Ericsson”), and Rural Cellular Corporation, a Minnesota corporation, having a place of business at 3905 Dakota Street, Alexandria, MN 56308 (“Customer”).

WHEREAS, Customer desires to retain a qualified supplier to provide products and services from time to time with respect to various projects of Customer; and

WHEREAS, Customer and Ericsson have agreed that the business structure established pursuant to this Agreement will achieve the objectives contemplated by the parties in establishing a flexible framework governing the standard terms and conditions upon which Ericsson will provide to Customer, and Customer will purchase from Ericsson, those certain specified products and services.

NOW, THEREFORE, Ericsson and Customer hereby agree as follows:

1.	Scope of Agreement. This Agreement establishes the standard terms and conditions that will apply to products and services provided by Ericsson to Customer as mutually agreed upon from time to time by Ericsson and Customer in a written statement of work entered into by Ericsson and Customer (a “Statement of Work”) pursuant to the provisions of this Agreement.

2.	Term. The term of this Agreement will commence on the Effective Date and will continue for a period of four (4) years, unless sooner terminated or further extended in accordance with the provisions hereof. This Agreement will automatically extend for successive one (1) year periods unless either party provides to the other party a written notice of termination no less than sixty (60) days prior to the expiration of the then existing term. Notwithstanding the expiration or termination of this Agreement for any reason, each Statement of Work entered into (or purchase order issued by Customer and accepted by Ericsson) prior to the date of such expiration or termination will remain in full force and effect in accordance with the provisions thereof, including each of the provisions of this Agreement incorporated by reference into such Statement of Work or purchase order.

3.	Statement of Work. All products and services provided by Ericsson to Customer pursuant to this Agreement may be so provided in accordance with the Statements of Work entered into by Ericsson and Customer from time to time during the term of this Agreement, each of which will, at a minimum, include the following:

(a)	A reference to this Agreement, which reference will be deemed to incorporate all applicable provisions of this Agreement.

(b)	The date as of which the applicable Statement of Work will be effective, and, if applicable, the term or period of time during which Ericsson will provide the applicable products and services to Customer pursuant to that Statement of Work.

*Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

(c)	A description of the products and services to be provided by Ericsson to Customer pursuant to that Statement of Work, including, but not limited to, the deliverables to be provided as part of the applicable products and services pursuant to that Statement of Work.

(d)	A designation of the individual who will have management responsibility for Ericsson and Customer, respectively, in connection with that Statement of Work.

(e)	The amounts payable to Ericsson by Customer for the products and services to be provided under the applicable Statement of Work, the basis on which such amounts will be determined, and the schedule on which such amounts will be invoiced to Customer by Ericsson.

(f)	Any additional provisions applicable to the products and services provided under that Statement of Work that are not otherwise set forth in this Agreement or that are exceptions to the provisions set forth in this Agreement.

A form of statement of work is attached hereto as Exhibit A. No Statement of Work will become effective until it has been executed by an authorized representative of both Ericsson and Customer.

4.	Purchase Order. From time to time during the term of this Agreement, Customer will issue a purchase order to Ericsson for the purchase of the products and services hereunder. Such purchase order will include at least the following information: (a) reference to this Agreement, (b) Customer’s purchase order number, (c) description of the products and services to be purchased by Customer from Ericsson, (d) applicable prices, (e) location to which the products are to be shipped, (f) requested delivery date, and (g) location to which invoice(s) will be rendered for payment. Upon receipt of such purchase order, Ericsson will promptly notify Customer of Ericsson’s acceptance .or rejection (together with a reasonable explanation for any such rejection) of such purchase order; provided that Ericsson will use its good faith efforts to accept each such purchase order issued by Customer.

5.	Purchase Commitment. Customer hereby projects that during the four-year period that commences on the Effective Date, Customer expects to purchase from Ericsson hereunder at least * (*) of TDMA equipment (including hardware and software) and related services for the purpose of implementing digital service in the Customer network located in the Northwest region. Based on such projection, Customer hereby agrees that during such four-year period, Customer will purchase from Ericsson hereunder at least * (*) of TDMA equipment (including hardware and software) and related services for the purpose of implementing digital service in the Customer network located in the Northwest region, as follows:

(a)	A minimum of * (*) per year in the first three years of such four-year period; and

(b)	A minimum of * (*) in the fourth year of such four-year period.

*Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

If and to the extent that Customer falls to purchase the minimum amount in any year, Customer will pay to Ericsson a sum equal to * of any such shortfall.

For avoidance doubt, each purchase order issued by Customer and accepted by Ericsson pursuant to that certain letter agreement, dated as of September 4, 2001, between the parties prior to the Effective Date of this Agreement (and the purchase orders listed in Exhibit D hereto) will be subject to the terms and conditions of this Agreement and will count toward Customer’s purchase commitment set forth above in this Section 5.

At the end of each calendar quarter, Ericsson will provide Customer with a report of the total purchase of TDMA equipment (including hardware and software) then already made by Customer hereunder during such calendar quarter and during the calendar year at that time.

6.	Strategic Alliance Initiative. Ericsson and Customer agree to work together in good faith to form a strategic alliance initiative to provide enhanced wireless solutions to Customer’s customers and partners.

7.	Incentive. During the period commencing on the Effective Date and ending on December 31, 2002 (the “Incentive Period”), for each handset purchased by Customer from Ericsson or Sony Ericsson Mobile Communications (USA) Inc., Ericsson will issue to Customer a credit of * (*) from Ericsson for Customer’s purchase of TDMA infrastructure hardware and software hereunder, which credit will be applied in accordance with Exhibit C. Ericsson and Customer will negotiate in good faith to mutually agree in writing upon any incentive that may be available to Customer after the Incentive Period.

8.	Future Generation Incentives for TDMA Commitment. Ericsson recognizes Customer’s needs to maximize the return on its investment on its purchase of the TDMA equipment. Accordingly, in the event that Customer desires to deploy third generation or later wireless technology products (“Future Generation Products”), the parties will meet and use good faith efforts to negotiate a new master purchase agreement with mutually beneficial terms and pricing for such Future Generation Products. In their negotiation of such terms and pricing, the parties will mutually agree upon the amount of additional incentives to be provided by Ericsson to Customer for its purchase of Future Generation Products from Ericsson, taking into account relevant factors, such as: (i) the total amount of TDMA equipment then already purchased by Customer from Ericsson under this Agreement, and (ii) the amount of Future Generation Products to be purchased by Customer from Ericsson. For example, Ericsson may offer to Customer an additional incentive (e.g., additional pricing discounts) for Customer’s purchase of mutually agreed amount of Future Generation Products from Ericsson, and such incentive may be equivalent to a mutually agreed percentage (*) of the total purchase of the TDMA equipment then already made by Customer from Ericsson under this Agreement.

9.	Conflicts. In the event of any express conflict or inconsistency between the provisions of this Agreement and the provisions of any Statement of Work or purchase order, the

*Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

provisions of this Agreement will control with respect to the interpretation of that Statement of Work or purchase order, except with respect to the warranty provisions relating to the Product (in which case the provisions of the Statement of Work will prevail over those of this Agreement).

10.	Products. With respect to each product provided by Ericsson to Customer hereunder (the “Product”), Ericsson will deliver the Product to Customer, F.O.B., Customer’s facilities (or such other facilities contracted by Customer), no later than the date mutually agreed in writing by the parties. Title and risk of loss or damage to the Product will pass to Customer upon Ericsson’s delivery to Customer. Notwithstanding the foregoing, Customer hereby grants to Seller a lien on and a security interest (which, to the fullest extent permitted by law, shall be deemed to be a purchase money security interest) in and to each such Product and any and all proceeds thereof to secure the payment in full of the purchase price for such Product. Customer agrees to cooperate with Ericsson to create, preserve, perfect or validate such lien and security interest in any jurisdiction, and Ericsson may at any time file a copy of this Agreement as a financing statement with any filing office in any jurisdiction.

11.	Software. With respect to the software components of the Product (the “Software”), Ericsson hereby grants to Customer, and Customer hereby accepts from Ericsson, a non-exclusive and nontransferable license to use the object code of the Software solely as an integral part of and for the operation of the Product in which the Software is originally embedded and for no other purposes, subject to the following use provisions:

(a)	The Software and related documentation (including all copies thereof) shall remain Ericsson’s exclusive property.

(b)	Customer may not reverse engineer, decompile or otherwise derive the source code from the object code of the Software.

(c)	Customer may not merge the Software with other software computer program materials to form a derivative work or otherwise modify or alter the Software in any manner whatsoever.

(d)	Customer may make only one copy of the Software solely for backup purpose.

The provisions of this Section will survive the expiration or termination of this Agreement for any reason.

12.	Prices and Fees. With respect to the products and services to be provided by Ericsson to Customer as set forth in the Statement of Work or purchase order accepted by Ericsson, Customer will pay to Ericsson the prices and fees set forth in the Statement of Work or purchase order. Unless otherwise mutually agreed in writing by the parties in the applicable Statement of Work or purchase order accepted by Ericsson, the purchase prices of certain products and services which may be purchased by Customer from Ericsson hereunder are set forth in Exhibit B. From time to time during the term of this

*Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Agreement, the parties may mutually agree in writing to amend, modify or supplement Exhibit B.

13.	[Intentionally Omitted.]

14.	Taxes. Customer will be responsible for, and will pay or reimburse Ericsson for, any sales, use, excise or other taxes, however designated or levied (excluding any taxes paid by Ericsson based on its profits), based upon this Agreement, any amounts payable to Ericsson hereunder, or any services, systems, materials or goods provided to Customer hereunder or their use.

15.	Invoicing and Payment. Unless otherwise provided in the applicable Statement of Work, Ericsson will invoice Customer for the applicable products and services upon delivery or performance thereof. Each such invoice will be due and payable to Ericsson within thirty days from the date of the invoice. Any sum due to Ericsson hereunder that is not paid when due will bear interest thereafter until paid at a rate equal to the lesser of 1.5% per month or the maximum rate allowed by applicable law.

16.	Warranty. Ericsson warrants and agrees that it will perform the services hereunder in a good and workmanlike manner. The foregoing warranty is for a warranty period of * following the date of performance. In addition, Ericsson warrants that (i) Ericsson has all right, title and ownership interests and/or licenses necessary to perform its obligations under this Agreement, and the products sold by Ericsson hereunder will be free and clear of any and all liens, encumbrances or security interests of any third party, and (ii) with respect to each product provided by Ericsson hereunder that is manufactured by Ericsson, such product will, for a warranty period of * following (i) Ericsson’s delivery of the product (if Ericsson does not install the product), or (ii) Ericsson’s installation of the product (if Ericsson installs the product), perform in substantial accordance with the applicable specifications, and (iii) with respect to each product provided by Ericsson hereunder that is not manufactured by Ericsson, Ericsson will assign any and all warranties with respect to such product if and to the extent allowed by the manufacturer or supplier of such product EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, THERE ARE NO, AND ERICSSON HEREBY DISCLAIMS ALL, OTHER WARRANTIES, WHETHER IMPLIED, EXPRESS OR STATUTORY, WITH RESPECT TO THE PRODUCTS AND SERVICES PROVIDED TO CUSTOMER HEREUNDER, INCLUDING WITHOUT LIMITATION WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE.

17.	Rights in Work Products. Each party’s rights in and to the work products to be developed and provided by Ericsson under this Agreement are set forth in the Statement of Work. Unless otherwise set forth in the applicable Statement of Work, Ericsson will have exclusive ownership of such work products, and Customer will have a non-exclusive, non-transferable license to use such work products as contemplated by such Statement of Work.

*Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

18.	Confidentially. Each party agrees that all confidential documents, work product and information (including all computer code and related materials) received or otherwise obtained from the other party pursuant to this Agreement, whether before or after the Effective Date, will be, and will be deemed to have been, received in confidence and will be used only for the purpose of carrying out the obligations of, or as otherwise contemplated by, this Agreement. Without the other party’s prior written consent, neither party may disclose any such information to any third party, and each party will disclose such information only to such of its officers, employees and agents that have a need to know such information for the purposes contemplated hereby. However the provisions of this Section will not apply to any such information that (i) is or becomes generally available to the public without the fault or negligence of either party, (ii) is already in the possession of the receiving party without being subject to another confidentiality obligation, (iii) is or becomes available to the receiving party on a non-confidential basis from a source other than the disclosing party; provided that such source is not bound by a confidentiality obligation of the disclosing party, (iv) required to be disclosed pursuant to an arbitration proceeding conducted in accordance with this Agreement, or (v) is required to be disclosed pursuant to a requirement of any governmental authority of any statute, rule or regulation; provided that the party required to disclose such information of the other party provide to the other party notice of such requirement of any such disclosure and cooperates with the other party to prevent or restrict any such disclosure to the extent allowed by applicable law.

19.	Limitation of Liability. Any liability of Ericsson arising from or relating to this Agreement, whether based on contract, warranty, equity, indemnity, tort (including Ericsson’s negligence), intended conduct, strict liability, or otherwise will be limited to Customer’s actual, direct damages, and the amount of damages recoverable against Ericsson for all events, acts or omissions shall not exceed, in the aggregate, the prices or fees then already paid by Customer to Ericsson under the applicable Statement of Work or purchase order for the products or services that give rise to such liability. In no event shall either party be liable for any special, incidental, indirect or consequential damages in connection with this Agreement, whether based on action or claim in contract, warranty, equity, indemnity, tort (including negligence), intended conduct, strict liability or otherwise, even if such damages are foreseeable.

20.	Termination. Either party may terminate this Agreement upon thirty days’ written notice to the other party if such party breaches in any material respect any of the terms of this Agreement (except for payment default) and such breach remains uncured at the end of the thirty day notice period. In the event that Customer defaults in the payment when due of any amount due to Ericsson hereunder and does not cure the default within ten (10) business days after being given written notice specifying the default, then Ericsson may, by giving written notice thereof to Customer at any time thereafter and before the default is cured, terminate this Agreement or any Statement of Work or purchase order as of the date specified in the notice of termination.

*Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

21.	Notice. Any notices pursuant to this Agreement shall be in writing and shall be sent to the parties at the following address or at such other addresses as shall be specified by the parties by like notice:

If to Ericsson:	If to Customer:

Ericsson Inc.	Rural Cellular Corporation
6300 Legacy Drive	3905 Dakota Street
Plano, Texas 75024	Alexandria, MN 56308
Attention: Director — Independent Accounts	Attention: President

With a copy to:	With a copy to:

Ericsson Inc,	Rural Cellular Corporation
6300 Legacy Drive	302 Mountain View Drive
Plano, Texas 75024	Colchester, VT 05446
Attention: Legal Department	Attention: Legal Services Department

Such notices or other communications shall be deemed to have been duly given and received (i) on the day of sending if sent by personal delivery, cable, telegram, facsimile transmission or telex, (ii) on the next business day after the day of sending if sent by Federal Express or other similar express delivery service, or (iii) on the fifth calendar day after the day of sending if sent by registered or certified mail (return receipt requested).

22.	Dispute Resolution. Any disputes arising under or relating to this Agreement shall be resolved in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Arbitration shall be held in the City of New York, New York, or such other place as the parties may agree and shall include an award of attorneys’ fees (and the amount of such fees) to the prevailing party. The arbitrators’ award shall be final and binding, and judgment thereon may be entered in any court having jurisdiction over the party against which enforcement is sought; provided that any such award rendered by the arbitrators shall be strictly in conformance to and in accordance with the terms and conditions of this Agreement including without limitation the limitation of liability provisions contained herein. Other than those matters involving injunctive relief as a remedy or any action necessary to enforce the award of the arbitrators, the parties agree that the provisions of this Section are a complete defense to any suit, action or other proceedings instituted in any court or before any administrative tribunal with respect to any dispute or controversy arising under or relating to this Agreement. Nothing in this Section shall prevent either party from exercising its rights to terminate this Agreement as specified herein. The provisions of this Section shall survive the expiration or termination of this Agreement for any reason.

23.	Media Releases. All media releases, public announcements and public disclosures by either party relating to this Agreement or any Statement of Work or the subject matter of this Agreement or any Statement of Work, including, without limitation, promotional or marketing material but not including any announcement intended solely for internal

*Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

distribution or any disclosure required by legal, accounting or regulatory requirements beyond the reasonable control of the party, will be coordinated with and subject to the final approval by both parties prior to release.

24.	Force Majeure. Each party will be excused from performance hereunder (except for payment obligation) for any period and to the extent that it is prevented from such performance, in whole or in part, as a result of delays caused by the other party or an act of God, natural disaster, war, civil disturbance, court order, labor dispute, third party non-performance, or other cause beyond its reasonable control and which it could not have prevented by reasonable precautions, including failures or fluctuations in electrical power, heat, light, air conditioning or telecommunications equipment, and such non-performance will not be a default hereunder or a ground for termination hereof.

25.	Relationship. The relationship between Customer and Ericsson is that of independent contractor. This Agreement does not create any employer-employee, agency, joint venture, or partnership relationship between Customer and Ericsson. Ericsson shall exercise control over the means and manner of the performance of services pursuant to this Agreement. No employee, agent, or assistant of Ericsson, or other person participating on Ericsson’s behalf, shall be considered an employee of Customer or entitled to any employment fringe benefits of Customer.

26.	Miscellaneous. This Agreement shall be governed by the laws of the State of New York, other than the choice of law rules. Neither party may assign this Agreement without the other party’s prior written consent; except that by providing the other party with a prior written notice thereof, either party may assign this Agreement to any corporation or partnership that controls, is controlled by, or is under common control with the assigning party or to any corporation that results from a merger or consolidation with the assigning party or that acquires substantially all of the assigning party’s assets as a going concern, without the other party’s consent. As used in the preceding sentence, “control” and its derivatives mean with respect to any entity the legal, beneficial or equitable ownership, directly or indirectly, of fifty percent (50%) or more of the voting capital stock (or other ownership interest, if not a corporation) of such entity. The provisions of this Agreement shall be severable, and if any provisions shall be held unenforceable the remaining provisions shall remain in full force and effect. Expiration or termination of this Agreement for any reason shall not release either party from any liability or obligation set forth in this Agreement which (i) the parties have expressly agreed will survive any such expiration or termination, or (ii) remain to be performed or by their nature would be intended to be applicable following such expiration or termination. This Agreement, each Statement of Work, and all exhibits attached hereto or thereto, each of which is hereby incorporated herein or therein, as applicable, for all purposes, constitute, as of the Effective Date or the effective date of the applicable Statement of Work, as applicable, the entire agreement between Ericsson and Customer with respect to the subject matter hereof and thereof, and there are no understandings or agreements relative hereto or thereto that are not fully expressed herein or therein. Any other terms or conditions included in any quotes, acknowledgments, bills of lading, purchase orders, invoices or other forms utilized or exchanged by the parties hereto that are in addition to or in

*Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

conflict with those set forth in this Agreement or the applicable Statement of Work will be of no force or effect and will not be incorporated herein or be binding unless specifically and expressly agreed to in writing by both parties. No change, waiver or discharge will be valid unless in writing signed by an authorized representative of the party against whom such change, waiver or discharge is sought to be enforced. Each party, by executing this Agreement, represents, and warrants that all necessary corporate or other authority to execute the Agreement has been obtained and that the person signing the Agreement is authorized to do so and thereby bind that party.

IN WITNESS WHEREOF, the parties to this Agreement have caused their authorized representatives to execute this Agreement as of the Effective Date.

ERICSSON INC.	RURAL CELLULAR CORPORATION

By:	By:

Name:	Name:

Title:	Title:

EXHIBITS:
*Exhibit A	Form – Statement of Work
*Exhibit B	Price List
*Exhibit C	Application of Incentive
*Exhibit D	Purchase Orders

*Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.